EXHIBIT G

                    Amendment No. 2 to the Venture Agreement

         This AMENDMENT NO. 2 TO THE VENTURE AGREEMENT and CONSENT ("Agreement and Consent") is entered into this 21st day of April 2000, amongst Travelers Limited Real Estate Mezzanine Investments I, LLC, a Delaware limited liability company ("Limited REMI I"), Travelers General Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company ("General REMI II"), Travelers Limited Real Estate Mezzanine Investments II, LLC, a Delaware limited liability company, CT-F1, LLC, a Delaware limited liability company ("CT-F1"), CT-F2-GP, LLC, a Delaware limited liability company, CT-F2-LP, LLC, a Delaware limited liability company, CT Investment Management Co., LLC, a Delaware limited liability company, and Capital Trust, Inc., a Maryland corporation.

                                   WITNESSETH:

         WHEREAS, the parties hereto are parties to that certain Venture Agreement dated as of March 8, 2000 (the "Venture Agreement");

         WHEREAS, the parties hereto desire to amend the Venture Agreement to extend the time period within which each of Limited REMI I and CT-F1 have to exercise their right to terminate the Venture Agreement pursuant to Section 2.12(e) of the Venture Agreement; and

         WHEREAS, CT has requested that General REMI II consent to an extension of the 30-day period referenced in Section 2.3 of the Venture Agreement for the filing by CT with the SEC of its preliminary proxy and form of proxy relating to the approval by CT's stockholders of the Warrant Issuance, and General REMI II wishes to consent to such extension;

         NOW, THEREFORE, the parties hereto agree as follows:

         Section 1. Certain Definitions. Capitalized terms used in this Agreement and Consent without definition shall have the meanings set forth in the Venture Agreement.

         Section 2.  Amendment.

         2.1. The first sentence of Section 2.12(e) of the Venture Agreement is hereby amended to delete the words "if within 48 days of the date hereof" and replacing them with the words "if within 64 days of the date hereof (i.e., May 10, 2000)".

         2.2. The fourth sentence of Section 2.3 of the Venture Agreement is hereby amended to delete the words "subject to extension for an additional fifteen (15) days" and replacing them with the words "subject to extension for an additional thirty-one (31) days".

         Section 3. Consent. Pursuant to Section 2.3 of the Venture Agreement, as amended, CT hereby requests that General REMI II consent, and General REMI II hereby consents, to an extension for an additional thirty-one (31) days (i.e., until May 10, 2000) of the period during which CT shall prepare and file with the SEC its preliminary proxy statement and form of proxy relating to the approval by CT's stockholders of the Warrant Issuance.

         Section 4.  Miscellaneous.

                     (a) Ratification. Except as expressly amended hereby, all of the terms, provisions and conditions of the Venture Agreement are hereby ratified and confirmed in all respects by each party, hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

                     (b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each party and their respective successors and permitted assigns.

                     (c) Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to its conflict of laws principles.

                     (d) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above stated.

CAPITAL TRUST, INC.                          TRAVELERS LIMITED REAL ESTATE
                                             MEZZANINE INVESTMENTS I, LLC


By: /s/ John R. Klopp                        By:
    -------------------------------------        -------------------------------------
    Chief Executive Officer                      Michael Watson
                                                 Vice President

CT-F1, LLC                                    TRAVELERS GENERAL REAL ESTATE
By:  Capital Trust, Inc., sole Member         MEZZANINE INVESTMENTS II, LLC


By: /s/ John R. Klopp                        By:
    -------------------------------------        -------------------------------------
    Chief Executive Officer                      Michael Watson
                                                 Vice President

CT-F2-GP, LLC                                 TRAVELERS LIMITED REAL ESTATE
By:  Capital Trust, Inc., sole Member         MEZZANINE INVESTMENTS II, LLC



By: /s/ John R. Klopp                        By:
    -------------------------------------        -------------------------------------
    Chief Executive Officer                      Michael Watson
                                                 Vice President

CT-F2-LP, LLC                                 CT INVESTMENT MANAGEMENT CO., LLC
By:  Capital Trust, Inc., sole Member         By:  Capital Trust, Inc., sole Member



By: /s/ John R. Klopp                        By: /s/ John R. Klopp
    -------------------------------------        -------------------------------------
    Chief Executive Officer                      Chief Executive Officer